Exhibit 99.2

TriSalus Life Sciences Announces Pricing of $40.0 Million Public Offering

WESTMINSTER, Colo.—(BUSINESS WIRE)— February 20, 2026 — TriSalus Life Sciences, Inc. (Nasdaq: TLSI) (“TriSalus” or the “Company”), an oncology focused medical technology company advancing novel drug delivery technologies alongside standard-of-care therapies to improve outcomes for patients with solid tumors, today announced it has priced its previously announced underwritten public offering of 9,756,100 shares of its common stock at a public offering price of $4.10 per share. All of the shares in the offering are being sold by TriSalus. In addition, TriSalus has granted the underwriter a 30-day option to purchase up to 1,463,415 shares of common stock, which equals 15% of the total number of shares of common stock sold in the offering, at the public offering price, less underwriting discounts and commissions. The gross proceeds to TriSalus from the offering are expected to be approximately $40.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by TriSalus. The offering is expected to close on or about February 23, 2026, subject to the satisfaction of customary closing conditions.

Lake Street Capital Markets is acting as the sole book-runner for the proposed offering.

The shares are being offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-291509) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 13, 2025 and declared effective by the SEC on December 4, 2025. The offering of such shares is being made only by means of a prospectus supplement that forms a part of the registration statement. A preliminary prospectus supplement and accompanying base prospectus relating to the offering have been filed with the SEC. A final prospectus supplement and accompanying base prospectus related to the offering will be filed with the SEC and made available on the SEC’s website. Copies of the final prospectus supplement, when available, and the accompanying base prospectus relating to the offering may also be obtained from Lake Street Capital Markets, LLC at 121 South Eighth Street, Suite 1000, Minneapolis, MN 55402, or e-mail at prospectus@lakestreetcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About TriSalus Life Sciences

TriSalus Life Sciences® is an oncology focused medical technology company seeking to transform outcomes for patients with solid tumors by integrating its innovative delivery technology with standard-of-care therapies, and with its investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications. The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s three FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD) approach to deliver a range of therapeutics: the TriNav® Infusion System and TriNav Infusion System LV for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. The PEDD technology is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via the PEDD technology may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by the PEDD technology are commonly present as well. The Company is in the final stages of data completion for a number of phase 1 clinical trials and will begin exploring partnership opportunities for development.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “become,” “may,” “intend,” “will,” “expect,” “anticipate,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected closing date and the completion of the public offering on the anticipated terms, if at all, TriSalus’s business, the commercial potential of its TriNav Infusion System, TriSalus’s proprietary PEDD approach, the potential therapeutic benefits and commercial potential of Nelitolimod, and TriSalus’s technologies and other products in development. Such statements are subject to certain risks and uncertainties, including, but not limited to, the Company’s ability to satisfy all closing conditions and complete the offering, those inherent in the process of developing and commercializing medical devices that are safe and effective for human use, discovering, developing and commercializing medicines that are safe and effective to use as human therapeutics, and the endeavor of building a business around such medical devices and medicines. TriSalus’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although TriSalus’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by TriSalus. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning TriSalus’s products and programs are described in additional detail in TriSalus’s annual report on Form 10-K, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website (www.SEC.gov). These forward-looking statements are made as of the date of this press release, and TriSalus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law..

Contacts

For Media Inquiries:

Jeremy Feffer, Managing Director

LifeSci Advisors

212.915.2568
jfeffer@lifesciadvisors.com

For Investor Inquiries:

David Patience

Chief Financial Officer

investor.relations@trisaluslifesci.com

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